Exhibit 10.21
FORM OF
UNIT ESCROW AGREEMENT
     This Unit Escrow Agreement is made as of ____________________, 2007 (the “Agreement”), by and among Liberty Acquisition Holdings Corp., a Delaware corporation (the “Company”), Berggruen Acquisition Holdings Ltd, Marlin Equities II, LLC, Paul B. Guenther, James N. Hauslein and Nathan Gantcher (collectively, the “Founders”) and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).
     Whereas, the Company has entered into an Underwriting Agreement, dated ____________________, 2007 (the “Underwriting Agreement”), with Citigroup Capital Markets Inc. acting as representative (the “Representative”) of the several underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase up to 86,250,000 units (the “Units”) of the Company. Each Unit consists of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one half (1/2) of one Warrant, each Warrant to purchase one share of Common Stock, all as more fully described in the Company’s final prospectus, dated ____________________ 2007 (the “Prospectus”) comprising part of the Company’s Registration Statement on Form S-1 (File No. ____________________) under the Securities Act of 1933, as amended (the “Registration Statement”), declared effective on ____________________ 2007 (the “Effective Date”).
     Whereas, the Founders have agreed as a condition of the sale of the Units to deposit certain of their Units of the Company, as set forth opposite their respective names in Exhibit A attached hereto (collectively “Escrow Securities”), in escrow as hereinafter provided.
     Whereas, the Company and the Founders desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.
     It Is Agreed:
1. Appointment of Escrow Agent. The Company and the Founders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.
2. Deposit of Escrow Securities. On or before the Effective Date, each of the Founders shall deliver to the Escrow Agent certificates representing his or its respective Escrow Securities, to be held and disbursed subject to the terms and conditions of this Agreement. Each Founder acknowledges that the certificate representing his Escrow Securities is legended to reflect the deposit of such Escrow Securities under this Agreement. In the event that the Underwriters have either terminated their over-allotment option or failed to exercise their over-allotment option in full, a pro rata amount of the respective holdings of each Founder’s Escrow Securities will be released to the Founders upon the closing of the Underwriters’ over-allotment option exercise such that the aggregate number of Founders’ Units held by the Founders will be equal to 20% of the total number of Units outstanding after the initial public offering of the Company, and the remainder of the Escrow Securities will be forfeited by the Founders and returned to the Company.

3. Disbursement of the Escrow Securities. The Escrow Agent shall hold the Escrow Securities until the Underwriters have either exercised their over-allotment option or such over-allotment option has expired or been terminated (the “Escrow Period”), on which date it shall, upon written instructions from the Company or Company counsel, disburse those Escrow Securities that the Company instructs to be released to the Founders and deliver the remainder of the Escrow Securities to the Company for cancellation. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.
4. Rights of Founders in Escrow Securities.
          4.1 Voting Rights as a Stockholder. Subject to the terms of the Insider Letters described in Section 4.4 hereof, and except as herein provided, the Founders shall retain all of their rights as stockholders of the Company during the Escrow Period, including, without limitation, the right to vote their Escrow Securities.
          4.2 Dividends and Other Distributions in Respect of the Escrow Securities. During the Escrow Period, all dividends payable in cash with respect to the Escrow Securities shall be paid to the Founders, but all dividends payable in stock or other non-cash property (the “Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Securities” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.
          4.3 Restrictions on Transfer. During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Securities except (i) by gift to a member of Founder’s immediate family or to a trust, the beneficiary of which is an Founder or a member of an Founder’s immediate family, (ii) by virtue of the laws of descent and distribution upon death of any Founder, (iii) pursuant to a qualified domestic relations order, (iv) by transfer, with or without consideration, to the officers and directors of the Company and other persons or entities associated with the Founders; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement.
          4.4 Insider Letters. Each of the Founders has executed a letter agreement with the Representative and the Company, dated as indicated on Exhibit A hereto, and each of which is filed as an exhibit to the Registration Statement (“Insider Letter”), respecting the rights and obligations of such Founder in certain events, including but not limited to the liquidation of the Company.
     5. Concerning the Escrow Agent.
          5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.
          5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.
          5.3 Compensation. The Escrow Agent shall be entitled to receive two hundred dollars ($200) per month for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Company for all reasonable expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.
          5.4 Further Assurances. From time to time on and after the date hereof, the Company and the Founders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.
          5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Escrow Securities held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with any court it reasonably deems appropriate.

          5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.
          5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.
     6. Miscellaneous.
          6.1 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York.
          6.2 Third Party Beneficiaries. Each of the Founders hereby acknowledges that the Underwriters are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of the Representative
          6.3 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.
          6.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.
          6.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.
          6.6 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:
If to the Company, to:
Liberty Acquisition Holdings Corp.
1114 Avenue of the Americas
41st Floor
New York, New York 10036
Attn: Nicolas Berggruen

If to a Stockholder, to his or its address set forth in Exhibit A.
and if to the Escrow Agent, to:
Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Chairman
     A copy of any notice sent hereunder shall be sent to:
Greenberg Traurig, LLP
200 Park Avenue
New York, NY 10166
Facsimile: (212) 801-6400
Attn: Alan Annex, Esq.
and
Cleary Gottlieb Steen & Hamilton LLP
1 Liberty Plaza
New York, NY 10006
Facsimile: (212) 225-3999
Attn: Raymond B. Check, Esq.
and
Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10014
Facsimile: (212) 723 - 8871
Attn: David Spivak
          The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.
          6.7 Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a business combination within the time period(s) specified in the Registration Statement.
          6.8 Counterparts. This Agreement may be executed in several counterparts, each one of which may be delivered by facsimile transmission and each of which shall constitute an original, and together shall constitute but one instrument.
[Signature Page to Follow]

     Witness the execution of this Agreement as of the date first above written.

LIBERTY ACQUISITION HOLDINGS CORP.
By:
Name:
Title:

FOUNDERS: BERGGRUEN ACQUISITION HOLDINGS LTD
By:
Name:
Title:

MARLIN EQUITIES II, LLC
By:
Name:
Title:

By:
Paul B. Guenther

By:
James N. Hauslein

By:
Nathan Gantcher

EXHIBIT A

Stock
Name and Address of	Number of	Certificate	Number of
Founder	Common Stock	Number	Warrants